SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14a

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO      )

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Speedemissions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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SPEEDEMISSIONS, INC.

1015 Tyrone Road, Suite 220

Tyrone, Georgia 30290

(770) 306-7667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held July 30, 2007

To our Shareholders:

The Annual Meeting of Shareholders of Speedemissions, Inc. (“Speedemissions”) will be held at 10:00 a.m., local time, on Monday, July 30, 2007, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, for the following purposes:

(1) To elect five (5) directors of Speedemissions to serve until the 2008 annual meeting and until their successors are elected and qualified;

(2) To ratify the appointment of Tauber & Balser, P.C. as independent auditors of Speedemissions for the fiscal year ending December 31, 2007; and

(3) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors has set July 5, 2007, as the record date for the annual meeting. You will only be entitled to notice of, and to vote at, the annual meeting if you are a holder of record of shares of Speedemissions’ common stock or Series A Convertible Preferred Stock at the close of business on the record date. The stock transfer books will not be closed.

We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

We have provided details concerning those matters to come before the annual meeting in the accompanying proxy statement. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

By order of the board of directors,

/s/ Richard A. Parlontieri
Richard A. Parlontieri, President

July 16, 2007

Tyrone, Georgia

SPEEDEMISSIONS, INC.

1015 TYRONE ROAD, SUITE 220

TYRONE, GEORGIA 30290

(770) 306-7667

PROXY STATEMENT

Annual Meeting of Shareholders

to be held July 30, 2007

INTRODUCTION

We are mailing this proxy statement and proxy card to the shareholders of Speedemissions, Inc., which we sometimes refer to as “Speedemissions” or the “Company,” on behalf of Speedemissions’ board of directors on or about July 16, 2007. Our board of directors is soliciting your proxy to vote your shares at the annual meeting of Speedemissions’ shareholders to be held at 10:00 a.m., local time, on Monday, July 30, 2007, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, or at any adjournment or postponement thereof.

At the annual meeting, the shareholders will be asked to:

(1) elect five (5) members to the board of directors of Speedemissions to serve until the 2008 annual meeting;

(2) ratify the appointment of Tauber & Balser, P.C. as independent auditors of Speedemissions for the fiscal year ending December 31, 2007; and

(3) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors has set July 5, 2007 as the record date for the annual meeting. You are entitled to notice of and to vote at the annual meeting if you own shares as of the close of business on our record date. At the close of business on the record date there were 3,034,958 outstanding shares of our common stock, par value $0.001 per share, and 5,133 outstanding shares of our Series A Convertible Preferred Stock, par value $0.001 per share. If you own shares of our common stock, you are entitled to one (1) vote for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our common stock that you own on the record date. If you own shares of our Series A Convertible Preferred Stock, you are entitled to eight hundred thirty three and one-third (833.33) votes for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our Series A Convertible Preferred Stock that you own on the record date.

Voting Instructions

If you are a record owner of our common stock or Series A Convertible Preferred Stock you may vote your shares on matters properly presented at the annual meeting in one of two ways:

•	by signing and returning the enclosed proxy card in the enclosed envelope; or

•	by attending the meeting and voting in person.

If you hold shares in “street name” (that is, through a bank, broker or other nominee), such shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

If you properly cast your vote, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you sign and return the enclosed proxy card but do not give instructions, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the board of directors.

You may revoke your proxy prior to the annual meeting by either (i) submitting to Speedemissions a properly executed proxy and bearing a later date, (ii) by voting in person at the meeting, or (iii) by giving written notice of revocation to the Secretary of Speedemissions. The mailing address of Speedemissions is 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290.

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at a meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes” (which occur where shares held by brokers or nominees for beneficial owners are not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Requirements

The vote which is required to approve the above Proposals is the affirmative vote of the holders of a majority of Speedemissions’ voting securities. Each holder of common stock is entitled to one (1) vote for each share held, and each holder of Series A Convertible Preferred Stock is entitled to eight hundred thirty three and one-third (833.33) votes for each share held, representing a total of 4,277,483 votes.

The record date for purposes of determining the number of outstanding shares of voting securities of Speedemissions, and for determining shareholders entitled to vote, is the close of business on July 5, 2007 (the “Record Date”). As of the Record Date, Speedemissions had outstanding 3,034,958 shares of common stock and 5,133 shares of Series A Convertible Preferred Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Interwest Transfer Company, 1981 - 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294.

Expenses of Solicitation

Speedemissions will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may also be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

You may obtain copies of our 2006 Annual Report on Form 10-KSB (including the financial statements) without charge by contacting Richard Parlontieri at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667. Our Annual Report on Form 10-KSB is not a proxy soliciting material.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors is comprised of at least one and not more than seven directors until changed by a duly adopted amendment to our Articles of Incorporation or by an amendment to the Bylaws, adopted by the vote or written consent of a majority of our shareholders entitled to vote. Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of Speedemissions or residents of the State of Florida. Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. Each share of Series A Convertible Preferred Stock is entitled to eight hundred thirty three and one-third (833.33) votes for each share. The majority of the remaining directors, though less than a quorum, or a sole remaining director, may fill any vacancies on the board of directors resulting from the death, resignation or removal of a director. A director elected by the directors to fill a vacancy on the board of directors holds office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

Although the Board of Directors of Speedemissions expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. The Board of Directors has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

Richard A. Parlontieri (Age 61) has served on our Board of Directors and as our President since June 2003. He served as the President and CEO of our wholly owned subsidiary since January 2001. From 1998 to December 2000, he was the chief executive officer of ebank.com, Inc., a publicly held bank holding company headquartered in Atlanta. ebank, which began as a traditional bank designed to deliver banking services in a non-traditional way, was an internet bank that provided banking services focusing on small business owners. Prior to starting ebank, Mr. Parlontieri was president and chief executive officer of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Industry Advisory Board for Georgia’s Vehicle Emission Inspection and Maintenance Program. He also is a member of the Georgia Emissions Testing Association (GETA).

Bradley A. Thompson (Age 43) was appointed to our Board of Directors in 2003. Mr. Thompson is currently the executive vice president of Portfolio Management for PMFM, Inc. From 1999 to 2006, Mr. Thompson served as the chief investment officer and chief financial analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited where he served as a Board member until September of 2006. Mr. Thompson also served as the chief operating officer and secretary for Global Capital Management Services, Inc., the corporate general partner and managing partner of Global Capital Funding Group, LP, a licensed SBIC. Prior to joining GCA in 1998, Mr. Thompson was self-employed, managing his own small business enterprises. Mr. Thompson was the president and sole owner of Time Plus, an automated payroll accounting services firm for small to mid sized companies. Mr. Thompson was also 50% owner and vice president, chief financial officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson has a Bachelor of Business Administration Degree in Finance from the University of Georgia, and also holds the Chartered Financial Analyst designation. Brad is a member of the CFA Institute and the Bermuda Society of Financial Analysts. Mr. Thompson has served as a director on the boards of numerous public and private companies.

Ernest A. Childs (Age 60) was appointed to our Board of Directors in 2005. Mr. Childs is currently the chief executive officer of ArcheaSolutions, Inc., a position he has held since 2000. ArcheaSolutions is a privately held environmental company that specializes in solutions for wastewater processing problems. Prior to joining ArcheaSolutions, Dr. Childs was the chief executive officer of Benesys, Inc. and Equity Development, Inc. Benesys is a benefit consulting company for companies in the health care industry and Equity Development is a consulting company that specializes in assisting people injured in major work and traffic accidents. Dr. Childs received his Bachelor of Science from the University of Tennessee in 1968, his Masters of Science from the University of Tennessee in 1969, and his Doctorate from the University of Georgia in 1971.

John Bradley (Age 48) was appointed to our Board of Directors in 2006. Mr. Bradley is currently vice president of sales at Environmental Systems Products, where he has been employed since 1998. He is also a member and active participant in a number of industry trade associations in various states. Mr. Bradley currently serves as a director for Auto Repair Coalition, which represents certain large auto repair entities and is based in Sacramento, California. He received a degree in automotive technology from the State University of New York.

Michael E. Guirlinger (Age 58) was appointed to our Board of Directors in 2006. Mr. Guirlinger is currently the chief executive officer and chief operating officer for The Language Access Network, a publicly traded company. He has extensive experience, as both manager and a director, in a variety of professional practices, both public and private, with a particular emphasis in the financial services industry. Mr. Guirlinger received his Bachelor of Arts from Aquinas College in 1970 and his Masters in Business Administration from Ohio State University in 1986.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

Board Meetings and Committees

During the fiscal year ended December 31, 2006, the Board of Directors held six meetings. Each of our directors attended all of the meetings of the board of directors and the committees of the board on which he served during 2006. We currently have two standing committees of the Board of Directors: the Compensation Committee and the Audit Committee, which are described below. We do not presently have a standing Nominating Committee.

Nominating Committee

During the fiscal year ended December 31, 2006, Speedemissions did not have a standing nominating committee. The NASDAQ rules do not require the Company to have a nominating committee since the Company was a “controlled company” in that more than 50% of the voting common stock of the Company was held by GCA Strategic Investment Fund Ltd. The Board believes that there is no material benefit to the Company of having a separate nominating committee at this time in view of the size of the company, and the fact that Speedemissions is controlled by one large shareholder. Nominees for election as a director are determined by the entire Board. The Board will make all decisions regarding Board nominees based upon the best interest of the Company and its shareholders.

Compensation Committee

Our Compensation Committee consists of three directors. In 2006, Dr. Ernest Childs served as chairman of the Compensation Committee and Messrs. Parlontieri and Thompson also served on the Compensation Committee. The primary purposes of the Compensation Committee are to assist the Board of Directors in its responsibilities relating to compensation and to determine the compensation arrangements for certain executive officers. The Compensation Committee is also charged with approving incentive compensation plans for executive management. The Compensation Committee does not have a written charter. The Compensation Committee met four times in 2006.

Audit Committee

In 2006, we had two members on the Audit Committee: Michael E. Guirlinger, who served as chairman, and Bradley Thompson. The primary purposes of our Audit Committee are to represent and assist the Board of Directors in its responsibilities relating to the accounting, reporting and financial practices of Speedemissions and its subsidiaries, including the integrity of our financial statements and the outside auditor’s qualifications and independence. The Audit Committee also prepared the report, included elsewhere in this proxy statement, required by the rules of the SEC to be included in our annual proxy statements. The Audit Committee met four times during 2006.

Our Board of Directors has determined that Bradley Thompson, based upon his education and extensive experience in accounting, is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee is presently serving on the audit committee of another company.

Director Independence

The Company has determined that Bradley A. Thompson, Michael E. Guirlinger, Dr. Ernest Childs and John Bradley are independent directors. Because of his employment with the Company, the Company has determined that Richard A. Parlontieri is not an independent director. The Company evaluated director independence under NASDAQ Rule 4200(a)(15).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Tauber & Balser, P.C. to audit the consolidated financial statements of Speedemissions for the fiscal year ending December 31, 2007, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

Tauber & Balser, P.C. was engaged as independent public accountants of Speedemissions for 2006. Representatives from Tauber & Balser, P.C. will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Audit Committee is responsible for selecting our independent public accountants for 2008, and has not yet made its selection.

Fees for 2006 and 2005

The table below sets forth the aggregate fees billed to Speedemissions for audit, audit-related, tax and other services provided by Tauber & Balser, P.C. to Speedemissions during 2006 and 2005.

	2006	2005
Audit fees	$142,591	$93,894

Audit-related fees	included in audit fees	included in audit fees

Tax fees	$29,409	$11,259

All other fees	$0	$0

Total	$172,000	$105,153

Audit and Audit-Related Fees

During the fiscal year ended December 31, 2006 Tauber & Balser, P.C. billed us $142,591, and for the fiscal year ended December 31, 2005, $93,894 in fees for the annual audit engagement, assurance and related services related to the performance of the audit or review of our financial statements.

Tax Fees

During the fiscal year ended December 31, 2006 Tauber & Balser, P.C. billed us $29,409, and in the fiscal year ended December 31, 2005, $11,259 in fees for professional services for tax planning and preparation.

All Other Fees

During the fiscal years ended December 31, 2006 and 2005, Tauber & Balser, P.C. did not bill us for any other fees.

Of the fees described above for the fiscal year ended December 31, 2006, 100% were either approved in advance by the Audit Committee or subsequently ratified by the Audit Committee. All fees paid to Tauber & Balser, P.C. in 2006 which required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

Audit and Non-Audit Services Pre-Approval Policy. Under the Sarbanes-Oxley Act of 2002, the audit committee of the board of directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from Speedemissions. To implement these provisions of the Sarbanes-Oxley Act of 2002, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor.

Audit Services. Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on Speedemissions’ consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review. Audit services also include the engagement for the independent auditor’s report on the effectiveness of internal controls for financial reporting and on management’s assessment of the effectiveness of such internal controls. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates and services associated with SEC registration statements, periodic reports and other documents we file with the SEC or other documents issued in connection with a securities offering.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. The Audit Committee may grant pre-approval to audit-related services if the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence. Audit-related services include accounting consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services,” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities, financial audits of employee benefit plans, and assistance with internal control reporting requirements.

Tax Services. Our Audit Committee believes that the independent auditor can provide tax services to Speedemissions such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. The Audit Committee may grant pre-approval to those tax services that the Audit Committee believes would not impair the independence of the auditor and are consistent with SEC rules on auditor independence.

Other Non-Audit Services. Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of SEC’s prohibited non-audit services.

Pre-Approval Procedures.

Annual Audit Engagement. Our Audit Committee approves the appointment of the independent auditor of Speedemissions and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The independent auditors report directly to the Audit Committee. Audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.

Pre-Approval of Other Audit and Non-Audit Services. Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Our Audit Committee will be informed of the services rendered by the independent auditor. Management will immediately report to the chairman of the Audit Committee any services that are not in compliance with the pre-approval policy that comes to the attention of any member of management.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF TAUBER & BALSER, P.C. AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

BENEFICIAL OWNERSHIP OF OUR STOCK

The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 8, 2007. The mailing address for each beneficial owner without a listed address below is in care of Speedemissions, Inc., 1015 Tyrone Road, Suite 220, Tyrone, GA 30290.

Common Stock

Name	Number of Shares Owned		Right To Acquire(1)		Percentage of Beneficial Ownership(2)
GCA Strategic Investment Fund Ltd.(3) c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	1,457,062		4,963,333	(4)	68%

Global Capital Funding Group, L.P. 106 Colony Park Drive, Suite 900 Cumming, GA 30040	62,299		3,574,167	(5)	55%

Richard A. Parlontieri(6)	156,242	(7)	617,333	(8)	20%

Bradley A. Thompson(6)			36,833	(9)	1.3%

John Bradley(6)			25,000	(10)	0.8%

Michael E. Guirlinger(6)	2,500		25,000	(11)	0.9%

Randy Dickerson			80,000	(12)	2.6%

Michael S. Shanahan			80,000	(13)

Ernest A. Childs, PhD(6)			30,833	(14)	1.0%

All directors and executive officers as a group (6 persons)	159,602		2,145,000		43.7%

(1)	Includes shares that may be acquired within 60 days of the date of this report by exercising vested stock options and warrants but does not include any unvested stock options or warrants.

(2)	For each individual or entity, this percentage is determined by assuming the named person or entity exercises all options and warrants either has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. The calculations are based on 2,963,528 shares of common stock outstanding as of March 8, 2007.

(3)	Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund Limited (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.

(4)	Includes 3,103,333 shares of common stock which may be acquired upon conversion of 3,724 shares of Series A Convertible Preferred Stock. Also includes 1,860,000 shares of common stock which may be acquired upon the exercise of warrants at $1.20 per share.

(5)	Includes 1,174,167 shares of common stock which may be acquired upon conversion of 1,409 shares of Series A Convertible Preferred Stock. Also includes 2,400,000 shares of common stock which may be acquired upon the exercise of warrants at $1.20 per share.

(6)	Indicates a Director of the Company.

(7)	Includes 103,742 shares of common stock owned of record by Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri.

(8)	Includes 100,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share, which are part of a grant of 150,000 shares with 50,000 shares vesting on 12/21/07; 44,000 shares of common stock which may be acquired upon the exercise of options at $2.50 per share; 358,333 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 1,075,000 shares with 358,333 shares vesting on 10/1/07 and 358,334 shares vesting on 10/1/08. Includes 45,000 shares which may be acquired upon the exercise of warrants at $7.50 per share; 45,000 shares which may be acquired upon the exercise of warrants at $10.50 per share; 25,000 shares which may be acquired upon the exercise of warrants at $2.50 per share.

(9)	Includes 3,333 shares of common stock which may be acquired upon the exercise of options at $1.00 per share, which are part of a grant of 5,000 options, with 1,667 options vesting on December 21, 2007. Includes 8,500 shares of common stock which may be acquired upon the exercise of options at $2.50 per share. Includes 25,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2007 and 25,000 options vesting on October 1, 2008.

(10)	Includes 25,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2007 and 25,000 options vesting on October 1, 2008.

(11)	Includes 25,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2007 and 25,000 options vesting on October 1, 2008.

(12)	Includes 66,667 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 200,000 options, 66,667 options vesting on October 1, 2007 and 66,666 options vesting on October 1, 2008. Includes 13,333 shares of common stock which may be acquired upon the exercise of options at $1.00, which are part of a grant of 20,000 options, 6,667 options vesting on December 15, 2007.

(13)	Includes 66,667 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 200,000 options, 66,667 options vesting on October 1, 2007 and 66,666 options vesting on October 1, 2008. Includes 13,333 shares of common stock which may be acquired upon the exercise of options at $1.00, which are part of a grant of 20,000 options, 6,667 options vesting on December 15, 2007.

(14)	Includes 3,334 shares of common stock which may be acquired upon the exercise of options at $1.00 per share, which are part of a grant of 5,000 options, 1,666 options vesting on December 21, 2007. Includes 2,500 shares of common stock which may be acquired upon the exercise of options at $2.00 per share. Includes 25,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2007 and 25,000 options vesting on October 1, 2008.

Preferred Stock

Title of Class	Name	Number of Shares Owned	Percentage of Ownership of Class
Series A Convertible Preferred Stock	GCA Strategic Investment Fund Ltd c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,724	72.5%

Series A Convertible Preferred Stock	Global Capital Funding Group, LP 106 Colony Park Drive, Suite 900 Cumming, GA 30040	1,409	27.5%

Series B Convertible Preferred Stock	Barron Partners LP(1) c/o Barron Capital Advisors, LLC Managing Partner Attn: Andrew Barron Worden 730 Fifth Avenue, 25th Floor New York, NY 10019	2,481,481	100%

(1)

Barron converted 18,519 shares of Series B Convertible Preferred Stock into 140,000 shares of common stock on February 23, 2006. Barron may acquire 18,760,000 shares of common stock upon conversion of 2,481,481 shares of Series B Convertible Preferred Stock. However, Barron is restricted from converting any portion of the Series B

Convertible Preferred Stock which would cause Barron to beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion. In addition, Barron may acquire 12,587,431 shares of common stock upon the exercise of warrants at $1.20 per share. However, Barron is restricted from exercising any portion of the common stock warrants which would cause Barron to beneficially own in excess of 4.99% of the outstanding shares of common stock unless Barron revokes this restriction upon 61 days prior notice from Barron to Speedemissions. If Barron revokes this restriction, it could control approximately 82% of outstanding shares of common stock based on the number of outstanding shares as of March 8, 2007.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2006 and 2005. In addition, the table shows compensation for our current executive officers. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation (#)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Richard A. Parlontieri, President, Chairman and CEO(1)	2006 2005	188,962 180,000	0 0	0 0	169,830 42,900	0 0	0 0	7,700 7,200		359,292 230,100

Michael S. Shanahan, CFO	2006 2005	110,000 31,731	0 0	0 0	31,596 5,448	0 0	0 0	0 0		141,596 37,179

Larry C. Cobb(3)	2006 2005	0 0	0 0	0 0	0 0	0 0	0 0	23,599 128,476	(4)	23,599 128,476

(1)	Management and directors of Speedemissions receive additional compensation, whether cash, stock or otherwise, in their capacity as directors. Therefore, compensation amounts disclosed for Mr. Parlontieri, who serves also as a director, reflects compensation received by him in his capacity both as an executive officer and as a director. Mr. Parlontieri received $11,849 or 75,000 shares in Option Awards and $500 in other compensation for his role as director in 2006.

(2)	Amount represents the aggregate grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”). Information regarding the assumptions made in the valuation reported and material terms of each grant are incorporated herein by reference from “Note 7 Equity Transactions” in Speedemissions’ Consolidated Financial Statements for the Year Ended December 31, 2006.

(3)	Larry C. Cobb was engaged to consult as our Chief Financial Officer on April 15, 2005. Mr. Cobb’s engagement with the Company ended in April 2006.

(4)	Mr. Cobb was not paid a salary but did receive other cash compensation for his services as a consultant in the amount listed in the above table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard A. Parlontieri, President, Chairman and Chief Executive Officer	41,000 3,000 100,000 358,333	0 0 50,000 716,667	0 0 0 0	2.50 2.50 1.00 0.58	12/18/13 3/10/15 12/14/15 9/30/16	0	0	0	0

Michael Shanahan, Chief Financial Officer	13,333 66,667	6,667 133,333	0 0	1.00 0.58	12/14/15 9/30/16	0	0	0	0

(1)	Information regarding the equity awards are incorporated herein by reference from “Note 7 Equity Transactions” in Speedemissions’ Consolidated Financial Statements for the Year Ended December 31, 2006.

DIRECTOR COMPENSATION (During Last Completed Fiscal Year)

Name(1)	Fees Earned or Paid in Cash($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Bradley A. Thompson(3)	500	0	11,849	0	0	0	12,349
Ernest A. Childs	500	0	11,849	0	0	0	12,349
John Bradley	500	0	11,849	0	0	0	12,349
Michael E. Guirlinger	500	0	11,849	0	0	0	12,349

(1)	Excludes Richard A. Parlontieri, whose compensation as director is included in the Summary Compensation Table.

(2)	Amount represents the aggregate grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”). Information regarding the assumptions made in the valuation reported and material terms of each grant are incorporated herein by reference from “Note 7 Equity Transactions” in Speedemissions’ Consolidated Financial Statements for the Year Ended December 31, 2006.

(3)	Mr. Thompson had 88,500 stock options outstanding at exercise prices ranging from $0.58 to $2.50 as of December 31, 2006.

(4)	Dr. Childs had 82,500 stock options outstanding at exercise prices ranging from $0.58 to $2.00 as of December 31, 2006.

(5)	Mr. Bradley had 75,000 stock options outstanding at an exercise price of $0.58 as of December 31, 2006.

(6)	Mr. Guirlinger had 75,000 stock options outstanding at an exercise price of $0.58 as of December 31, 2006.

Compensation of Directors

Our Directors receive $250 for each regularly scheduled board meeting that they attend, as well as reimbursement for their travel expenses. Pursuant to the SKTF, Inc. 2001 Stock Option Plan, in March 2005 we issued to each of Bradley Thompson and Bahram Yusefzadeh, a former director options to acquire 7,500 shares of our common stock at an exercise price of $2.50 per share, exercisable for a period of ten years. On June 29, 2005 and August 26, 2005, we issued options to acquire 2,500 shares of our common stock under our 2001 Stock Option Plan to Erik Sander, a former director and Ernest A. Childs, respectively. The options vested immediately and are exercisable at $2.00 per share for a period of ten years. In December 2005, we issued options to acquire 5,000 shares of our common stock under our 2005 Plan to each of our directors serving at that time, Erik Sander (who resigned from our board in June 2006), Ernest A. Childs, Bahram Yusefzadeh (who resigned from our board in June 2006), and Bradley A. Thompson. One-third of the options vested immediately upon issue and an additional one-third vest on each of the anniversary dates of the grant in 2006 and 2007 and are exercisable at $1.00 per share for a period of ten years. On October 1, 2006, Ernest A. Childs, Bradley A. Thompson, Michael E. Guirlinger and John Bradley each received 75,000 options under the 2006 Stock Grant and Option Plan. One-third of the options vested immediately upon issue and an additional one-third will vest on each of the anniversary dates of the grant in 2007 and 2008 and are exercisable at $0.58 per share for a period of ten years.

Employment Agreements and Compensation of Officers

Effective September 15, 2003, we entered into a three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, Mr. Parlontieri received a salary of $180,000 per year, plus an automobile and expense allowance, and is eligible for an annual bonus as set forth in the agreement. In January 2006, the Compensation Committee approved a three-year extension and a salary increase to $190,000 pursuant to the salary adjustment term of the employment agreement. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination. If Mr. Parlontieri’s employment terminates due to a change of control of our company, Mr. Parlontieri is entitled to receive his base salary multiplied by three.

On February 22, 2005, the Compensation Committee of our Board of Directors issued to Mr. Parlontieri warrants to acquire 25,000 shares of our common stock at $2.50 per share, the fair market value of our common stock based on the closing bid price on the date of grant.

In March 2005, Mr. Parlontieri was granted options to purchase up to 3,000 shares of our common stock at an exercise price of $2.50 per share for a period of ten years. In December 2005, Mr. Parlontieri was granted options to purchase up to 150,000 shares of our common stock, at $1.00 per share for a period of ten years.

On February 22, 2005, and again on April 11, 2005, we issued 25,000 shares of our common stock to Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri, for services rendered.

Option-based Compensation Plans

We have adopted three stock option plans. On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. At our annual shareholders meeting on August 27, 2003, our shareholders approved an amendment to the plan, changing its name to the Speedemissions, Inc. 2001 Stock Option Plan, and increasing the number of shares of our common stock available for issuance under the plan from 60,000 shares to 100,000 shares. As of March 8, 2006, we have issued options to acquire 84,975 shares of our common stock under the plan at prices ranging from $2.00 to $5.15 per share, and we have issued 5,000 shares of common stock under the plan. In March 2005, Mr. Parlontieri was granted options under the 2001 Stock Option Plan to purchase up to 3,000 shares of our common stock at an exercise price of $2.50 per share for a period of ten years. In December 2005, Mr. Parlontieri was granted options under the 2005 Plan to purchase up to 150,000 shares of our common stock, at $1.00 per share for a period of ten years.

At our annual 2005 meeting, the shareholders approved the 2005 Omnibus Stock Grant and Option Plan (the “2005 Plan”), effective September 1, 2005. We may issue options for up to 2,500,000 shares of our common stock. For purposes of the 2005 Plan, each year of the plan commences on September 1. On September 1 of each new plan year, the number of shares in the 2005 Plan is automatically adjusted to an amount equal to 10% of outstanding shares of common stock on August 31 of the immediately preceding plan year. As of March, 2006, under the 2005 Plan we have issued 238,500 shares or options at an exercise price of $1.00 per share. We filed a Form S-8 with the Securities and Exchange Commission on December 8, 2005 registering the 2,500,000 shares of our common stock available under the 2005 Plan.

At our 2006 annual meeting, the shareholders approved and adopted the 2006 Stock Grant and Option Plan effective September 18, 2006. We may issue options for up to 2,000,000 shares of our common stock. As of March 8, 2007, under the 2006 Stock Grant and Option Plan, we have issued options exercisable for 1,979,600 shares of common stock at an exercise price of $0.58 per share.

Certain Relationships and Related Transactions

The Company did not enter into any material related party transactions during the twelve months ended December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC, which are called Section 16 Reports. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16 Reports they file.

We believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal year 2006 except, to the Company’s knowledge, the following delinquency:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Michael E. Guirlinger	1	1	0

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of two directors, Bradley Thompson and Michael Guirlinger, who serves as its chairman. Our management is responsible for the preparation, presentation and integrity of Speedemissions’ financial statements, accounting and financial reporting principles in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Speedemissions’ financial statements in accordance with generally acceptable auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is directly responsible in its capacity as a committee of the board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Tauber & Balser, P.C., our independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards (“SAS”) No. 61, Communications with Audit Committees, as currently in effect. SAS No. 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of Speedemissions’ financial statements, including information with respect to the following, if applicable:

•	their responsibility under standards of the Public Company Accounting Oversight Board (United States), or PCAOB;

•	critical accounting policies, including a discussion of their quality, not just their acceptability;

•	sensitive accounting estimates;

•	any significant audit adjustments;

•	unrecorded audit differences considered by management to be immaterial;

•	any disagreements with management;

•	consultations with other accountants;

•	any difficulties encountered with management in performing the audit;

•	the adoption of or change in an accounting principle; and

•	methods of accounting for significant unusual transactions and for controversial or emerging areas.

The Audit Committee has received from Tauber & Balser, P.C. a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between Tauber & Balser, P.C. and Speedemissions that in their professional judgment may reasonably be thought to bear on independence. Tauber & Balser, P.C. has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Speedemissions within the meaning of federal securities laws. In addition to the disclosures and discussions mandated by SAS No. 61 and ISB Standards No. 1, the Audit Committee discussed with Tauber & Balser, P.C. risks of fraud and illegal acts as required by SAS No. 99 and other matters required to be communicated to the Committee by our independent auditor under the requirements of the PCAOB and SEC.

All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the non-audit services rendered by our independent auditors during the most recent fiscal year as required by Section 10A(i) of the Exchange Act and Rule 2.01(c)(7) of Regulation S-X and considered whether the approved non-audit services are compatible with maintaining the independence of such auditors. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Therefore, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the board of directors that the audited financial statements of Speedemissions for 2006 be included in its Annual Report on Form 10-KSB for the year ended December 31, 2006, prior to the filing of such report with the SEC.

Audit Committee:

Michael E. Guirlinger, Chairman

Bradley A. Thompson

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Directors.

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our directors. Any person, whether or not an employee, who has a concern about the conduct of Speedemissions or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee by mail or telephone at the address and number of the headquarters of Speedemissions. In addition, any person may communicate directly with our directors by mail or telephone at the address and number of the headquarters of Speedemissions.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Shareholder Nominations for Directors

Our Bylaws do not have specific procedures for shareholder nominations of directors. Shareholders who wish to nominate directors at an annual meeting of the shareholders must contact Richard A. Parlontieri, Chairman of the Board of Directors, at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667, by December 31 in the year preceding the annual meeting. The shareholder must provide Mr. Parlontieri with the name, address and resume, and any other information requested by the Board of Directors, of his or her nominee for director.

Shareholder Proposals for our 2008 Annual Meeting

If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2008 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our secretary on or before December 31, 2007, in order for the proposal to be considered for inclusion in the proxy statement for the 2008 annual meeting of Shareholders. Simply submitting a proposal does not guarantee its inclusion, as the rules of the SEC make clear.

OTHER MATTERS

Important Notice Regarding Delivery of Shareholder Documents

We have sent a notice to certain street name shareholders of common stock or Series A Convertible Preferred Stock who share a single address, indicating that only one copy of this proxy statement is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement, he or she may contact Richard A. Parlontieri at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Interwest Transfer Company at (801) 272-9294, if he or she would like to receive separate proxy statements in the future. If you are receiving multiple copies of our proxy statement, you may request householding in the future by contacting Interwest Transfer Company at (801) 272-9294.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by Speedemissions under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

REVOCABLE PROXY

SPEEDEMISSIONS, INC.

PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 30, 2007

The Shareholder executing this Proxy appoints Richard A. Parlontieri and Michael Shanahan, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock of Speedemissions, Inc. (“Speedemissions”) that the Shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of Speedemissions referred to above (the “Annual Meeting”) and at any adjournment(s) or postponement(s) of the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPEEDEMISSIONS, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF SPEEDEMISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK, IF APPLICABLE, REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN AND FOR THE RATIFICATION OF TAUBER & BALSER, P.C. AS THE INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. THE SHARES OF SPEEDEMISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)

			MARK HERE FOR ADDRESS CHANGE OR COMMENTS SEE REVERSE SIDE	☐

1. ELECTION OF FIVE (5) DIRECTORS, each to serve until his successor is duly elected and qualified:		FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED TO THE CONTRARY) ☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED HEREIN ☐
01. Richard A. Parlontieri 02. Bradley A. Thompson 03. Ernest A. Childs 04. John Bradley 05. Michael E. Guirlinger

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

2. RATIFICATION OF TAUBER & BALSER, P.C. AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR FISCAL YEAR ENDING DECEMBER 31, 2007	FOR THE RATIFICATION OF TAUBER & BALSER, P.C. ☐	AGAINST THE RATIFICATION OF TAUBER & BALSER, P.C. ☐	ABSTAIN ☐

Dated , 2007

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.